Exhibit 3.1

UST INC.
By-Laws
Adopted on December 23, 1986
Amended and Restated effective October 22, 1998
Amended August 4, 2005
Amended and Restated effective January 1, 2007

BY-LAWS OF UST Inc.
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
     SECTION 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
     SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     SECTION 2. Annual Meetings. The Annual Meetings of stockholders shall be held at two o’clock in the afternoon on the first Tuesday of May at the principal office of the Corporation or on such business day and at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing directors in accordance with Section 3 of Article II of these By-Laws and Article SIXTH of the Certificate of Incorporation of the Corporation and for the transaction of only such other business as is properly brought before the meeting in accordance with Section 4 of Article II of these By-Laws. Except as provided by Section 230 of the Delaware General Corporation Law, as now or hereafter amended, written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.
     SECTION 3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed by the Board or (iii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nomination, other than those made by or at the direction of the Board or by any nominating committee or person appointed by the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an Annual Meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and in the case of a Special Meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     SECTION 4. Other Business. To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting of stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 4, provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.
     The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
     SECTION 5. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board, (ii) the Vice Chairman, (iii) the Chief Executive Officer, (iv) the President, or (v) by order of the Board of Directors. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
     SECTION 6. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     SECTION 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these ByLaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
     SECTION 8. Conduct of Meeting. The Chairman of the Board, if present, shall call to order and preside at all meetings of stockholders, and the Secretary (or, in his absence, an Assistant Secretary) shall be secretary of such meeting.
     In the absence of the Chairman of the Board one of the following persons, in this order of preference, shall call the meeting to order and act as presiding officer:
          (a) the Vice Chairman, if any;
          (b) the Chief Executive Officer;
          (c) the President, if any;
          (d) any person designated in writing by the Chairman of the Board; and
          (e) any person designated in writing by the Board of Directors.
In the absence of the Secretary and Assistant Secretary, any person present may be selected by the meeting to act as secretary of the meeting.
     SECTION 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a compete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
     SECTION 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 9 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
ARTICLE III
DIRECTORS
     SECTION 1. Number of Directors; Organization Meeting. The Board of Directors shall consist of not less than seven nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. After each Annual Meeting of stockholders, the Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may come before the meeting. No notice of such meeting need be given if such meeting shall be held following any Annual Meeting of stockholders. Otherwise, such organization meeting may be held at any other time or place and in the same manner as a special meeting, as provided for in Section 5 of this Article III.
     SECTION 2. Chairman of the Board. The Chairman of the Board shall be chosen from among the members of the Board of Directors and elected annually at the organization meeting of Directors held pursuant to Section 1 of Article III of these By-Laws, and shall hold office until the next organization meeting of the Board of Directors for election of officers and until a successor shall have been elected and qualified or until earlier resignation or removal. The Chairman of the Board may be removed at any time by the affirmative vote of a majority of the Board of Directors. The Board of Directors shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board may also be the Chief Executive Officer of the Corporation, but only if so designated by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and, to the extent present, shall call to order and preside at all meetings of stockholders of the Corporation. The Chairman of the Board shall have such other powers and duties as the Board shall designate from time to time.
     SECTION 3. Vice Chairman. In the discretion of the Board of Directors, a Vice Chairman may be chosen from among the members of the Board of Directors. If elected by the Board of Directors, the Vice Chairman shall hold office until the next organization meeting of the Board of Directors for election of officers and until a successor shall have been elected and qualified or until earlier resignation or removal. The Vice Chairman may also be an officer of the Corporation, but only if so designated by the Board of Directors. In the absence or disability of the Chairman of the Board, the Vice Chairman, if any, shall have all the powers and perform all the duties of the Chairman of the Board. The Vice Chairman shall perform such other duties as may be assigned by the Chairman of the Board or by the Board of Directors.
     SECTION 4. Regular Meetings. Unless otherwise determined by the Board of Directors, regular meetings of the Board of Directors shall be held at ten o’clock A.M. on the fourth Thursday of each month, except that if such Thursday is a legal holiday, the meeting shall be held at ten o’clock A.M. on the preceding business day that is not a legal holiday. Regular meetings shall be held at the office of the Corporation, at 100 West Putnam Avenue, Greenwich, Connecticut, or at such other place or places and at such other times as the Chairman of the Board or the Board of Directors shall from time to time appoint. No notice need be given of regular meetings.
     SECTION 5. Special Meetings. Special meetings of the Board of Directors may be held on the call of the Chairman of the Board or, in case the Chairman of the Board is unavailable or refuses to call such meeting, upon the call of any three Directors. Special meetings shall be held at the office of the Corporation at 100 West Putnam Avenue, Greenwich, Connecticut, or at such other place or places, and at such times as the person or persons calling such meeting may designate. One day personal, telegraphic or telephonic notice given by the Secretary, any Assistant Secretary or any other officer or assistant officer, or by any three Directors, as the case may be, shall be sufficient notice of the calling of a special meeting, provided that the person or persons calling a special meeting may give shorter notice of such meeting if such person or persons deem such shorter notice to be necessary or appropriate under the circumstances. A waiver of notice in writing and signed by the person entitled to notice, whether before or after the time of the meeting, shall be deemed equivalent to notice.
     SECTION 6. Conduct of Meetings. At any meeting of the Board of Directors, whether regular or special, the Chairman of the Board shall act as presiding officer. In the absence of the Chairman of the Board, the chair shall be taken by the Vice Chairman if present or, if absent, then the Chief Executive Officer if present or, if absent, then the President if present or, if absent, then by the Director then and there present with the longest tenure as a member of the Board.
     SECTION 7. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, five Directors or all of the Directors, whichever is less, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     SECTION 8. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
     SECTION 9. Meetings by Means of Conference Telephone. Members of the Board of Directors of the

Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
     SECTION 10. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.
     SECTION 11. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     SECTION 12. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV
OFFICERS
     SECTION 1. Number and Qualification of Principal Officers. The officers of the Corporation shall be elected by the Board of Directors. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, a General Counsel and such other officers as the Board of Directors shall from time to time constitute as principal officers. Any Vice President may also hold the office of Secretary, Treasurer, Controller or General Counsel. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chief Executive Officer, need such officers be Directors of the Corporation. The Chairman of the Board and Vice Chairman may be elected officers of the Corporation in the sole discretion of the Board of Directors.
     SECTION 2. Election and Tenure of Office. The principal officers of the Corporation shall be elected annually at the organization meeting of Directors held pursuant to Section 1 of Article III hereof, and shall hold office until the next organization meeting of the Board of Directors for election of officers and until their successors shall have been elected and qualified or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If any vacancy shall occur among the principal officers of the Corporation, whether by the creation of a new office by the Board of Directors, removal or otherwise, such vacancy shall be filled by election by the Board of Directors.
     SECTION 3. Additional Officers. The Board of Directors may appoint such assistants to the principal officers of the Corporation and such other officers, managers and agents as the Board may deem desirable, granting them such powers and duties as the Board may determine and for such terms as shall meet the pleasure of the Board. They shall have no authority to sign checks, bills or drafts of the Corporation or to make or sign any notes, contracts or obligations for the Corporation or to advance, loan or borrow money, or to pledge the credit of the Corporation except to the extent that they may be so specifically authorized by the Board of Directors.
     SECTION 4. Duties. Subject to the control of the Board of Directors, the officers, agents and employees of the Corporation shall perform the duties and exercise the powers provided in these By-Laws, such other powers and duties usually incident to the positions held by them respectively and such other duties and powers as may be assigned to them by the Board of Directors or the Chairman of the Board.
     SECTION 5. Chief Executive Officer. The positions of Chief Executive Officer and President may be held by the same person. The Chief Executive Officer of the Corporation shall, subject to the provisions of these By-Laws and the control and supervision of the Board of Directors, have responsibility for the general and active management, direction and supervision of the current business of the Corporation and its officers. Subject to the control and direction of the Board of Directors and to the conferring by it of plenary powers in particular transactions upon any other officer of the Corporation, the Chief Executive Officer shall also have primary control over the policies of the Corporation, the acquisition and disposition of capital assets, and the times, methods and amounts of capital financing. In furtherance of the foregoing, the Chief Executive Officer shall, subject to the supervision and direction of the Board of Directors, develop and implement strategy reflecting long-term objectives and priorities established for the Corporation and shall have full accountability to the Board for all aspects of the Corporation’s operations and performance. The Chief Executive Officer shall represent the Corporation to external groups, including but not limited to, major customers of the Corporation and professional associations, and shall do and perform all acts and things incident to the position of Chief Executive Officer and such other duties as may be assigned from time to time by the Chairman of the Board, by the Vice Chairman or by the Board of Directors.
     SECTION 6. President. The President, to the extent that he is not also serving as the Chief Executive Officer, shall report and be responsible to the Chief Executive Officer. The President shall act for and in behalf of the Corporation on matters in which action by the President, as such, is required by law and shall do and perform all acts and things incident to the position of President, other than such as are charged upon the Chairman of the Board or the Chief Executive Officer, and such other duties as may be assigned from time to time by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or by the Board of Directors.
     SECTION 7. Vice Presidents. The Vice Presidents shall perform such duties as may be assigned to each of them by the Chairman of the Board, Vice Chairman, Chief Executive Officer, President or by the Board of Directors. One or more Vice Presidents may be designated by the Board of Directors as Executive or Senior Vice Presidents.
     SECTION 8. Secretary. The Secretary shall record all votes and proceedings of the stockholders and of the Board of Directors in books to be kept for that purpose. The Secretary shall have the custody of all valuable papers and documents of the Corporation, and shall keep the Corporation’s stock books, stock ledgers, and stock transfer books, and shall prepare, issue, record, transfer, and cancel certificates of stock as required by the proper transactions of the Corporation and its stockholders unless these functions shall be performed by a duly appointed and authorized transfer agent or registrar other than the Corporation, in which event the Secretary shall review the performance of such transfer agent. The Secretary shall serve as the liaison for the Corporation with the New York Stock Exchange, Inc. and any other exchanges on which the capital stock of the Corporation may be listed for trading. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall serve as Secretary of each committee of the Board of Directors unless another person shall be designated to so serve by the Board of Directors. The Secretary need not be a member of any such committee. The Secretary shall have all powers and shall perform all duties commonly incident to and vested in the office of Secretary of a corporation and shall also perform such other duties as the Board of Directors, Chairman of the Board, Vice Chairman, Chief Executive Officer, President or other authorized officer of the Corporation shall designate from time to time.
     SECTION 9. Assistant Secretary. An Assistant Secretary shall perform the duties and have the powers of the Secretary during the absence or disability of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors, Chairman of the Board, Vice Chairman, Chief Executive Officer, President, Secretary or other authorized officer of the Corporation shall designate from time to time.
     SECTION 10. Treasurer. The Treasurer shall have authority to collect the funds of the Corporation and to deposit the same in such depositories as the Board of Directors may designate or as he may select pursuant to authority conferred upon him by the Board of Directors. Subject to the general direction and authority of the Board of Directors, Chairman of the Board, Vice Chairman, Chief Executive Officer, President or Chief Financial Officer, the Treasurer shall arrange for the borrowing of funds from banks and other financial institutions and investors, as well as arranging for the borrowing and lending of funds among the Corporation and its subsidiary companies. The Treasurer shall cause proper accounts to be kept under his direction of all receipts and disbursements made by him for the Corporation and render accounts of the same whenever required by the Board of Directors, the Chairman of the Board, the Vice Chairman, Chief Executive Officer, the President, or other authorized officer of the Corporation. All securities of the Corporation shall be kept in custody of the Treasurer unless otherwise ordered by the Board of Directors.
     SECTION 11. Assistant Treasurer. An Assistant Treasurer shall perform the duties and have the powers of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors, Chairman of the Board, Vice Chairman, Chief Executive Officer, President, Treasurer or other authorized officer of the Corporation shall designate from time to time.
     SECTION 12. Controller. The Controller shall exercise general supervision of the bookkeeping methods of the Corporation and shall supervise and be responsible for all matters pertaining to the auditing and accounting functions of the Corporation. The Controller shall render periodically such balance sheets, earnings statements and other reports relating to the business of the Corporation as may be required by the Board of Directors or the Chairman of the Board, Vice Chairman, Chief Executive Officer, President or other authorized officer of the Corporation.
     SECTION 13. Assistant Controller. An Assistant Controller shall perform the duties and have the powers of the Controller during the absence or disability of the Controller, and shall perform such other duties and have such other powers as the Board of Directors or Controller shall designate from time to time.
     SECTION 14. General Counsel. The General Counsel shall advise the Board of Directors and the Corporation on legal matters relating to the business and affairs of the Corporation. The General Counsel shall have all authority and perform all duties normally incident to the office of general counsel and shall perform such additional duties as may be assigned by the Board of Directors, the Chairman of the Board, the Vice Chairman, Chief Executive Officer or the President.
     SECTION 15. Assistant General Counsel. An Assistant General Counsel shall perform the duties and have the powers of the General Counsel during the absence or disability of the General Counsel, and shall perform such other duties and have such other powers as the Board of Directors or General Counsel shall designate from time to time.
     SECTION 16. Salaries and Supervision of Officers and Agents. The elected officers of the Corporation may be paid such salaries as the Board of Directors shall from time to time determine. The appointed officers and agents of the Corporation may be paid such salaries as determined in the manner from time to time directed by the Board of Directors. The officers and agents of the Corporation shall at all times be subject to the supervision, direction and control of the Board of Directors.
     SECTION 17. Power of Officers to Contract, Etc. Except as otherwise provided in these By-Laws, or as directed and authorized by the Board of Directors, all checks, notes and negotiable instruments of every description shall be executed by at least two officers of the Corporation to be designated by the Board of Directors. Except as provided in these By-Laws, no officers or agents of the Corporation shall, either singly or together, have any power to incur any debt or liability on behalf of the Corporation or to advance, loan or borrow any money for or on account of the Corporation or to pledge its credit or to sign its name to any note, draft or negotiable instrument whatsoever unless thereunto authorized by the Board of Directors; provided, however, that bonds, debentures or notes issued under a mortgage, indenture of trust or agreement with a bank or trust company as trustee, need be executed manually only by the Treasurer or an Assistant Treasurer and by the facsimile of the signature of any other officer to be designated by the Board of Directors, and coupons attached or appurtenant to any such bonds, debentures or notes need be executed only by the facsimile of the signature of the Treasurer, and as so executed, such bonds, debentures, notes and coupons shall be binding on the Corporation.
     SECTION 18. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
ARTICLE V
STOCK
     SECTION 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have either (i) a certificate signed, in the name of the Corporation (x) by the Chairman of the Board of Directors, the Vice Chairman, Chief Executive Officer or the President and (y) the Secretary or an Assistant Secretary of the Corporation, or (ii) an uncertificated share.
     SECTION 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, which affidavit shall be satisfactory in form and substance to the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     SECTION 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Except as otherwise provided by law with respect to uncertificated shares, transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.
     SECTION 5. Record Date. Except as otherwise provided in the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI
NOTICES
     SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.
     SECTION 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VII
GENERAL PROVISIONS
     SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
     SECTION 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
INDEMNIFICATION
     SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     SECTION 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.
     SECTION 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.
     SECTION 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.
     SECTION 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
     SECTION 7. Non-exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.
     SECTION 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against liability under the provisions of this Article VIII.
     SECTION 9. Meaning of “Corporation” for Purposes of Article VIII. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     SECTION 10. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE IX
AMENDMENTS
     SECTION 1. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors as provided in the Certificate of Incorporation of the Corporation, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be.